Exhibit 10.6

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
INCENTIVE PLAN

Section 1.                                          Purposes. The purpose of the Talecris Biotherapeutics Holdings Corp. Incentive Plan (the “Plan”) is to attract, retain and motivate selected employees of Talecris Biotherapeutics Holding Corp. (the “Company”) in order to promote the Company’s long-term growth and profitability.

Section 2.                                          Administration.

(a)                                  Subject to Section 2(d), the Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times is intended to be composed of at least two directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

(b)                                  The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the amount of the Bonus payable to each Participant (as defined in Section 4(a)); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c)                                  The determination by the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d)                                  Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate.

(e)                                  No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered

Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)                                    Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 3.                                          Performance Period. The Plan shall operate for successive calendar years or portions of a fiscal year periods as determined by the Committee (each a “Performance Period”).

Section 4.                                          Participation.

(a)                                  Prior to the beginning of a Performance Period, or as otherwise determined by the Committee (the “Participation Date”), the Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the “Participants”).

(b)                                  Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) prior to the Participation Date (or later in a manner determined by the Committee) to add Participants to the Plan for a particular Performance Period.

Section 5.                                          Bonus Amounts.

(a)                                  The Committee shall establish, subject to Board approval, the targeted level or levels of financial performance and/or strategic goals (“Performance Goals”) to be used in assessing the performance of a Participant during the Performance Period.

(b)                                  The pool of funds available for Bonuses relating to a given Performance Period (“Eligible Bonus Pool”) shall be equal to the sum of all Bonuses that would be made to Participants if the Performance Goals were achieved at a level of 100% (“Target”) for that Performance Period. The Committee may, in its sole discretion, increase the amount of the Eligible Bonus Pool for a given Performance Period where the level of achievement of the Performance Goals exceeds Target in such Performance Period.

(c)                                  The Committee shall determine the amount of any Bonus to be awarded to a Participant based on (i) the level of achievement of the Performance Goals for that Performance Period, and (ii) the Committee’s assessment of the Participant’s individual performance during the Performance Period.

Section 6.                                          Payment of Bonus Amount.

(a)                                  Payment of Bonus.                                         Each Participant’s Bonus shall be payable by the Company in the following manner: (i) 60% of the Bonus shall be paid in a lump sum in cash during the fiscal year following the Performance Period at such time as bonuses are generally paid by the Company, but in no case later than May 1 of such fiscal year, (ii) 40 % of the Bonus shall be paid in a lump sum in cash during the second fiscal year following the Performance Period at such time as bonuses are generally paid by the Company, but in no case later than May 1 of such fiscal year.

(b)                                  Employment at time of payment.              Unless otherwise determined by the Committee in its discretion, a Participant is eligible to receive payment of the Bonus only if the following conditions are met on the date of the payment of the relevant installment of the Bonus described in Section 6(a): (i) Participant is employed by the Company or an affiliate that was approved by the Committee, and (ii) Participant’s performance of the duties and responsibilities of his or her position is determined, in the good faith discretion of the Company, to be satisfactory.

(c)                                  Change of Control.                                      In the event of a Change of Control (as defined below), either: (i) the Company shall cause the acquirer to assume the obligations of the Company under the Plan or to establish a substantially similar plan (“Assumption of the Plan”), or (ii) if there is no Assumption of the Plan, each Participant shall be entitled to receive a pro-rata Bonus for the Performance Period during which the Change of Control occurs. The amount of such pro-rata Bonus shall be determined by the Committee, in its sole discretion.

(1)                                  For the purposes of this section, Change of Control means, the occurrence of any one of the following events:

(a)                                  any Person, other than a Permitted Investor, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”), and (B) a greater percentage of the then outstanding Company Voting Securities that are then held by all the Permitted Investors in the aggregate; provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control:  (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(b)                                 the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business Combination”), unless immediately following such Business Combination:

(i)                                     more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(ii)                                  no Person, other than a Permitted Investor or an employee benefit plan (or any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (A) 30% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the “Parent Voting Securities”), and (B) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate, and

(iii)                               at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(c)                                  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(d)                                 the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

For the purposes of this Plan, “Permitted Investor” means Talecris Holdings, LLC, Cerberus-Plasma Holdings LLC and Ampersand 2001 Limited Partnership LP or any of their respective affiliates or other affilitates of Cerberus Capital Management, L.P.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company may then occur.

Section 7.                                          General Provisions.

(a)                                  Amendment, Termination, etc. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants.

(b)                                  Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant’s death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant’s estate. A Participant’s estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant’s estate.

(c)                                  Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

(d)                                  Waiver of Jury Trial. To the extent permitted by law, the Participants and the Company waive any and all rights to a jury trial with respect to any matters arising under this Plan.

(e)                                  Governing Law. All rights and obligations under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

(f)                                    Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(g)                                 Right of Offset. The Company and any Participating Employer shall have the right to offset against the obligation to pay a Bonus to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.

(h)                                 Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.

(i)                                    No Third Party Beneficiaries. The Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j)                                    Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(k)                                Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l)                                    Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of                  , 2005, by the Company, it has caused the same to be signed by its duly authorized officer this                 day of                   , 2005.

TALECRIS BIOTHERAPEUTICS HOLDINGS
CORP.

By:	/s/ Lawrence D. Stern
Name: Lawrence D. Stern
Title:

AMENDMENT TO THE TALECRIS BIOTHERAPEUTICS HOLDINGS
CORP.

INCENTIVE PLAN (THE “PLAN”)

(as adopted by the Compensation Committee of the Talecris Biotherapeutics Holdings Corp. Board of Directors on February 13, 2007)

Section 5(b) of the Plan is amended to read as follows:

The pool of funds available for Bonuses relating to a given Performance Period (“Eligible Bonus Pool”) shall be equal to the sum of all Bonuses that would be made to Participants at the end of the Performance Period if the Performance Goals were achieved at a level of 100% (“Target”) for that Performance Period. In the event that a Participant does not receive a Bonus (or a severance payment in lieu of a Bonus) by reason of Section 6(b), then the forfeited funds will be reallocated to the Eligible Bonus Pool. The Committee may, in its sole discretion, increase the amount of the Eligible Bonus Pool for a given Performance Period where the level of achievement of the Performance goals exceeds Target in such Performance Period.